UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CAMPBELL SOUP COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	21-0419870
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Campbell Place Camden, New Jersey	08103-1799
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Capital Stock, par value $.0375 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Campbell Soup Company (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its capital stock, par value $0.0375 per share (the “Capital Stock”) from the New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Registrant expects that the listing and trading of its Capital Stock on the NYSE will end at market close on August 16, 2024, and that trading will begin on Nasdaq at market open on August 19, 2024.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Capital Stock included in Exhibit 4(n) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 30, 2023 (File No. 1-3822), filed with the Securities and Exchange Commission on September 21, 2023, is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAMPBELL SOUP COMPANY

Date: August 16, 2024	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Executive Vice President, General Counsel and Corporate Secretary